Exhibit 1.1

20,250,000 Shares of Common Stock

Pre-Funded Warrants to Purchase 2,250,000 Shares of Common Stock

Leap Therapeutics, Inc.

UNDERWRITING AGREEMENT

June 18, 2020

PIPER SANDLER & CO.

Raymond James & Associates, Inc.

As Representatives of the several

Underwriters named in Schedule I hereto

c/o Piper Sandler & Co.

U.S. Bancorp Center

800 Nicollet Mall

Minneapolis, Minnesota 55402

c/o Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, FL 33716

Ladies and Gentlemen:

Leap Therapeutics, Inc., a Delaware corporation (the “Company”), proposes to sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 20,250,000 shares (the “Firm Shares”) of Common Stock, $0.001 par value per share (the “Common Stock”), of the Company, and pre-funded warrants to purchase up to an aggregate of 2,250,000 shares of Common Stock in the form attached hereto as Exhibit A (the “Warrants”). The Company has also granted to the several Underwriters an option to purchase up to 3,375,000 additional shares of Common Stock on the terms and for the purposes set forth in Section 3 hereof (the “Option Shares”). The Firm Shares and the Warrants are herein referred to as the “Firm Securities.” The Firm Shares and any Option Shares purchased pursuant to this Underwriting Agreement (this “Agreement”) are herein collectively called the “Shares.” The Shares and the Warrants are herein referred to as the “Securities.” The shares of Common Stock issuable upon exercise of the Warrants are herein referred to as the “Warrant Shares.”

The Company hereby confirms its agreement with respect to the sale of the Securities to the several Underwriters, for whom Piper Sandler & Co. and Raymond James & Associates, Inc. are acting as representatives (the “Representatives”).

1.                  Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-223419) under the Securities Act of 1933, as amended (the “Securities Act” or “Act”) and the rules and regulations (the “Rules and Regulations”) of the Commission thereunder, and such amendments to such registration statement as may have been required as of the date of this Agreement. Such registration statement has been declared effective by the Commission. Each part of such registration statement, including the amendments, exhibits and any schedules thereto, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act and the documents and information otherwise deemed to be a part thereof or included therein by Rule 430B under the Securities Act (the “Rule 430B Information”) or otherwise pursuant to the Rules and Regulations, as of the time the registration statement became effective, is herein called the “Registration Statement.” Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the “Rule 462(b) Registration Statement” and, from and after the date and time of filing of the Rule 462(b) Registration Statement, the term “Registration Statement” shall include the Rule 462(b) Registration Statement.

The prospectus in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement is herein called the “Base Prospectus.” Each preliminary prospectus supplement to the Base Prospectus (including the Base Prospectus as so supplemented), that describes the Securities and the offering thereof, that omitted the Rule 430B Information and that was used prior to the filing of the final prospectus supplement referred to in the following sentence is herein called a “Preliminary Prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file with the Commission a final prospectus supplement to the Base Prospectus relating to the Securities and the offering thereof in accordance with the provisions Rule 430B and Rule 424(b) of the Rules and Regulations. Such final supplemental form of prospectus (including the Base Prospectus as so supplemented), in the form filed with the Commission pursuant to Rule 424(b), is herein called the “Prospectus.” Any reference herein to the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act as of the date of such prospectus.

For purposes of this Agreement, all references to the Registration Statement, the Rule 462(b) Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System or any successor system thereto (“EDGAR”). All references in this Agreement to financial statements and schedules and other information which is “described,” “contained,” “included” or “stated” in the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by the Rules and Regulations to be a part of or included in the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to mean and include the subsequent filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and which is deemed to be incorporated therein by reference therein or otherwise deemed by the Rules and Regulations to be a part thereof.

2.                  Representations and Warranties of the Company.

(a)               Registration Statement and Prospectuses. No order preventing or suspending the use of any Preliminary Prospectus or the Prospectus (or any supplement thereto) has been issued by the Commission and no proceeding for that purpose has been initiated or is pending or, to the knowledge of the Company, threatened by the Commission. As of the time each part of the Registration Statement (or any post-effective amendment thereto) became or becomes effective (including each deemed effective date with respect to the Underwriters pursuant to Rule 430B or otherwise under the Securities Act), such part conformed or will conform in all material respects to the requirements of the Act and the Rules and Regulations. Upon the filing or first use within the meaning of the Rules and Regulations, each Preliminary Prospectus and the Prospectus (or any supplement to either) conformed or will conform in all material respects to the requirements of the Act and the Rules and Regulations. The Registration Statement and any post-effective amendment thereto has become effective under the Securities Act within three years of the date hereof. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement, any post-effective amendment or any part thereof is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are threatened by the Commission.

(b)               Accurate Disclosure. Each Preliminary Prospectus, at the time of filing thereof or the time of first use within the meaning of the Rules and Regulations, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Registration Statement nor any amendment thereto, at the effective time of each part thereof, at the First Closing Date (as defined below) or at the Second Closing Date (as defined below), contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Time of Sale (as defined below), neither (A) the Time of Sale Disclosure Package (as defined below) nor (B) any Issuer Free Writing Prospectus (as defined below), when considered together with the Time of Sale Disclosure Package, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any supplement thereto, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b) of the Rules and Regulations, at the First Closing Date or at the Second Closing, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties in this Section 2(b) shall not apply to statements in or omissions from any Preliminary Prospectus, the Registration Statement (or any amendment thereto), the Time of Sale Disclosure Package or the Prospectus (or any supplement thereto) made in reliance upon, and in conformity with, written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation of such document, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 6(e).

Each reference to an “Issuer Free Writing Prospectus” herein means an issuer free writing prospectus as defined in Rule 433 of the Rules and Regulations.

“Time of Sale Disclosure Package” means the Preliminary Prospectus dated June 17, 2020, any Free Writing Prospectus set forth on Schedule II and the information on Schedule III, all considered together.

Each reference to a “Free Writing Prospectus” herein means a free writing prospectus as defined in Rule 405 of the Rules and Regulations.

“Time of Sale” means 8:00 a.m. (Eastern time) on the date of this Agreement.

(c)               Issuer Free Writing Prospectuses.

(i) Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, any Preliminary Prospectus or the Prospectus. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by you or by any Underwriter through you specifically for use therein; it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 6(e).

(ii) (1) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities and (2) at the date hereof, the Company was not, is not and will not be (as applicable) an “ineligible issuer,” as defined in Rule 405 under the Securities Act, including the Company or any subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 of the Rules and Regulations (without taking account of any determination by the Commission pursuant to Rule 405 of the Rules and Regulations that it is not necessary that the Company be considered an ineligible issuer), nor an “excluded issuer” as defined in Rule 164 under the Securities Act.

(iii) Each Issuer Free Writing Prospectus satisfied, as of its issue date and at all subsequent times to the Time of Sale, all other conditions to use thereof as set forth in Rules 164 and 433 under the Securities Act.

(d)               Emerging Growth Company. From the time of initial filing or initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication (as defined below)) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”).

(e)               Testing-the-Waters Materials. The Company (i) has not alone engaged in any Testing-the-Waters Communications, other than Testing-the-Waters Communications with the prior consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Act or institutions that are accredited investors within the meaning of Rule 501 under the Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications (as defined below) other than those listed on Schedule V hereto. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on either Section 5(d) of, or Rule 163B under, the Act. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act. Any individual Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement or the Time of Sale Disclosure Package, complied in all material respects with the Act, and when taken together with the Time of Sale Disclosure Package as of the Applicable Time, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)                 No Other Offering Materials. The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Time of Sale Disclosure Package or the Prospectus or other materials permitted by the Act to be distributed by the Company; provided, however, that, except as set forth on Schedule II, the Company has not made and will not make any offer relating to the Securities that would constitute a Free Writing Prospectus, except in accordance with the provisions of Section 4(o) of this Agreement and, except as set forth on Schedule V, the Company has not made and will not make any communication relating to the Securities that would constitute a Testing-the-Waters Communication, except in accordance with the provisions of Section 2(e) of this Agreement.

(g)               Financial Statements. The financial statements of the Company, together with the related notes, set forth or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus comply in all material respects with the requirements of the Securities Act and the Exchange Act and fairly present in all material respects the financial condition of the Company and its consolidated subsidiaries as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with generally accepted accounting principles in the United States consistently applied throughout the periods involved; the supporting schedules included in the Registration Statement present fairly in all material respects the information required to be stated therein; all non-GAAP financial information included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus complies with the requirements of Regulation G and Item 10 of Regulation S-K under the Act, to the extent applicable; and, except as disclosed in the Time of Sale Disclosure Package and the Prospectus, there are no material off-balance sheet arrangements (as defined in Regulation S-K under the Act, Item 303(a)(4)(ii)) or any other relationships with unconsolidated entities or other persons, that may have a material current or, to the Company’s knowledge, material future effect on the Company’s financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenue or expenses. No other financial statements or schedules are required to be included in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus. To the Company’s knowledge, EisnerAmper LLP, which has expressed its opinion with respect to the financial statements and schedules filed as a part of the Registration Statement and included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, is (x) an independent public accounting firm within the meaning of the Act and the Rules and Regulations, (y) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”)) and (z) not in violation of the auditor independence requirements of the Sarbanes-Oxley Act.

(h)               Absence of Certain Events. Except as contemplated in the Time of Sale Disclosure Package and in the Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package: neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, in either case other than in the ordinary course of business, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants or conversion of convertible securities), or any material change in the short-term or long-term debt (other than as a result of the conversion of convertible securities), or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company or any of its subsidiaries, or any Material Adverse Effect. “Material Adverse Effect” shall mean the occurrence of any change, effect or development that has, or that would reasonably be expected to have, a material adverse effect in (i) the business, earnings, assets, liabilities, prospects, properties, condition (financial or otherwise), operations, general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, or (ii) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Securities, or to consummate the transactions contemplated in the Time of Sale Disclosure Package and the Prospectus.

(i)                 Organization and Good Standing. Each of the Company and its subsidiaries has been duly organized and is validly existing in good standing under the laws of its jurisdiction of organization. Each of the Company and its subsidiaries has full corporate power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would, individually or in the aggregate, result in a Material Adverse Effect.

(j)                 Absence of Proceedings. Except as set forth in the Time of Sale Disclosure Package and in the Prospectus, there is not pending or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding (a) to which the Company or any of its subsidiaries is a party or (b) which has as the subject thereof any officer or director of the Company or any subsidiary, any employee benefit plan sponsored by the Company or any subsidiary or any property or assets owned or leased by the Company or any subsidiary before or by any court or Governmental Authority (as defined below), or any arbitrator, which, individually or in the aggregate, would result in any Material Adverse Effect or which are otherwise material in the context of the sale of the Securities. There are no current or, to the knowledge of the Company, pending, legal, governmental or regulatory actions, suits or proceedings (x) to which the Company or any of its subsidiaries is subject or (y) which has as the subject thereof any officer or director of the Company or any subsidiary, any employee plan sponsored by the Company or any subsidiary or any property or assets owned or leased by the Company or any subsidiary, that are required to be described in the Registration Statement, Time of Sale Disclosure Package and Prospectus by the Act or by the Rules and Regulations and that have not been so described.

(k)               Disclosure of Legal Matters. There are no statutes, regulations, contracts or documents that are required to be described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus or required to be filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations that have not been so described or filed.

(l)                 Authorization; No Conflicts; Authority. This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The execution, delivery and performance of this Agreement and the Warrants, the issuance and sale of the Securities and the Warrant Shares and the consummation of the transactions herein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) result in any violation of the provisions of the Company’s charter or by-laws or the applicable organizational documents of any of the Company’s subsidiaries or (C) result in the violation of any law or statute or any judgment, order, rule, regulation or decree of any court or arbitrator or federal, state, local or foreign governmental agency or regulatory authority having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets (each, a “Governmental Authority”), except in the case of clause (A) as would not result in a Material Adverse Effect. No consent, approval, authorization or order of, or registration or filing with, any Governmental Authority is required for the execution, delivery and performance of this Agreement and the Warrants, the issuance and sale of the Securities and the Warrant Shares and the consummation of the transactions contemplated hereby, except such as may be required under the Act, the rules of the Financial Industry Regulatory Authority (“FINRA”) or state securities or blue sky laws; and the Company has full power and authority to enter into this Agreement and the Warrants and to consummate the transactions contemplated hereby, including the authorization, issuance and sale of the Securities as contemplated by this Agreement.

(m)             Capitalization; the Securities; Registration Rights. All of the issued and outstanding shares of capital stock of the Company, including the outstanding shares of Common Stock, are duly authorized and validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state and foreign securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities that have not been waived in writing (a copy of which has been delivered to counsel to the Representatives), and the holders thereof are not subject to personal liability by reason of being such holders; the Securities which may be sold hereunder by the Company have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable, and the holders thereof will not be subject to personal liability by reason of being such holders; the Warrant Shares to be issued by the Company upon exercise of the Warrants, as provided therein, have been duly and validly authorized and, when issued and delivered upon exercise of the Warrants, will be duly and validly issued, fully paid and non-assessable, and the holders thereof will not be subject to personal liability by reason of being such holders; and the capital stock of the Company, including the Common Stock, conforms to the description thereof in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus. Except as otherwise stated in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, (A) there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company’s charter, by-laws or any agreement or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound; (B) neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement or issuance of the Warrant Shares as contemplated by the Warrants gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company (collectively, “Registration Rights”) that have not been validly waived, and (C) any Registration Rights currently in effect that are triggered by either the offering or sale of the Securities as contemplated by this Agreement or the issuance of the Warrant Shares as contemplated by the Warrants have been validly waived until after expiration of the Lock-Up Period (as defined below). All of the issued and outstanding shares of capital stock of each of the Company’s subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, the Company owns of record and beneficially, free and clear of any security interests, claims, liens, proxies, equities or other encumbrances, all of the issued and outstanding shares of such stock. The Company has an authorized and outstanding capitalization as set forth in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus under the caption “Capitalization.” The Securities conform in all material respects to the description thereof contained in the Time of Sale Disclosure Package and the Prospectus.

(n)               Stock Options. Except as described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company or any subsidiary of the Company any shares of the capital stock of the Company or any subsidiary of the Company. The description of the Company’s stock option, stock bonus and other stock plans or arrangements (the “Company Stock Plans”), and the options (the “Options”) or other rights granted thereunder, set forth in the Time of Sale Disclosure Package and the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights. Each grant of an Option (A) was duly authorized no later than the date on which the grant of such Option was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto and (B) was made in accordance with the terms of the applicable Company Stock Plan, and all applicable laws and regulatory rules or requirements, including all applicable federal securities laws.

(o)               Compliance with Laws. The Company and each of its subsidiaries holds, and is operating in compliance in all material respects with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any Governmental Authority or self-regulatory body required for the conduct of its business and all such franchises, grants, authorizations, licenses, permits, easements, consents, certifications and orders are valid and in full force and effect; and neither the Company nor any of its subsidiaries has received written notice of any revocation or modification of any such franchise, grant, authorization, license, permit, easement, consent, certification or order or has reason to believe that any such franchise, grant, authorization, license, permit, easement, consent, certification or order will not be renewed in the ordinary course; and the Company and each of its subsidiaries is in compliance in all material respects with all applicable federal, state, local and foreign laws, regulations, orders and decrees.

(p)               Ownership of Assets. The Company and its subsidiaries have good and marketable title to all property (whether real or personal) described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus as being owned by them, in each case free and clear of all liens, claims, security interests, other encumbrances or defects except such as are described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus. The property held under lease by the Company and its subsidiaries is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company or its subsidiaries.

(q)               Intellectual Property. The Company and each of its subsidiaries owns, licenses, possesses, or can acquire on reasonable terms, all Intellectual Property (as defined below in this Section 2(q)) necessary for the conduct of the Company’s and it subsidiaries’ business as now conducted or as proposed to be conducted, as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus to be conducted. Furthermore, (A) to the knowledge of the Company, there is no infringement, misappropriation or violation by third parties of any such Intellectual Property; (B) there is no pending or, to the knowledge of the Company, threatened, action, suit, proceeding or claim by others challenging the Company’s or any of its subsidiaries’ rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (C) the Intellectual Property owned by the Company and its subsidiaries, and to the knowledge of the Company, the Intellectual Property licensed to the Company and its subsidiaries, has not been adjudged invalid or unenforceable, in whole or in part, and there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (D) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company or any of its subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property or other proprietary rights of others, and neither the Company nor any of its subsidiaries has received any written notice of such claim and the Company is unaware of any other fact which would form a reasonable basis for any such claim; (E) to the Company’s knowledge, no employee of the Company or any of its subsidiaries is in or has ever been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or any of its subsidiaries or actions undertaken by the employee while employed with the Company or any of its subsidiaries; (F) there is no prior art or public or commercial activity of which the Company is aware that may render any patent included in the Intellectual Property invalid or that would preclude the issuance of any patent on any patent application included in the Intellectual Property, which has not been disclosed to the U.S. Patent and Trademark Office or the relevant foreign patent authority, as the case may be; (G) to the Company’s knowledge, the issued patents included in the Intellectual Property are valid and enforceable and the Company is unaware of any facts that would preclude the issuance of a valid and enforceable patent on any pending patent application included in the Intellectual Property; (H) the Company has taken reasonable steps necessary to secure the interests of the Company in the Intellectual Property purported to be owned by the Company from all employees, consultants, agents or contractors that developed (in whole or in part) such Intellectual Property; (I) no government funding, facilities or resources of a university, college, other educational institution or research center was used in the development of any Intellectual Property that is owned or purported to be owned by the Company that would confer upon any governmental agency or body, university, college, other educational institution or research center any claim or right in or to any such Intellectual Property; and (J) to the Company’s knowledge, none of the technology employed by the Company has been obtained or is being used by the Company in violation of the rights of any entity. “Intellectual Property” shall mean all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, domain names, technology, know-how and other intellectual property in the United States and foreign jurisdictions.

(r)                Health Care Authorizations. The Company has submitted and possesses, or qualifies for applicable exemptions to, such valid and current registrations, listings, approvals, clearances, licenses, certificates, authorizations or permits and supplements or amendments thereto issued or required by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their business (“Permits”), including, without limitation, all such Permits required by the U.S. Food and Drug Administration (the “FDA”), the U.S. Department of Health and Human Services (“HHS”), the U.S. Centers for Medicare & Medicaid Services (“CMS”), the European Medicines Agency (“EMA”), Health Canada or any other comparable state, federal or foreign agencies or bodies to which it is subject, and the Company has not received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such Permit, except for such Permits, the lack of which would not, individually or in the aggregate, result in a Material Adverse Effect.

(s)                Clinical Trials. The studies, tests and preclinical and clinical trials conducted by or on behalf of, or sponsored by, the Company, or in which the Company has participated, that are described in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, or the results of which are referred to in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, were and, if still pending, are being conducted in all material respects in accordance with protocols, procedures and controls pursuant to, where applicable, accepted professional and scientific standards for products or product candidates comparable to those being developed by the Company and all applicable statutes, rules and regulations of the FDA, the EMA, Health Canada and other comparable regulatory agencies outside of the U.S. to which they are subject, including, without limitation, 21 C.F.R. Parts 50, 54, 56, 58 and 312; the descriptions of the results of such studies, tests and trials contained in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus do not contain any misstatement of a material fact or omit a material fact necessary to make such statements not misleading; the Company has no knowledge of any studies, tests or trials not described in the Disclosure Package and the Prospectus the results of which reasonably call into question in any material respect the results of the studies, tests and trials described in the Registration Statement, the Time of Sale Disclosure Package or Prospectus; and the Company has not received any written notices or other correspondence from the FDA, EMA, Health Canada or any other foreign, state or local governmental body exercising comparable authority or any Institutional Review Board or comparable authority requiring or threatening the termination, suspension or material modification of any studies, tests or preclinical or clinical trials conducted by or on behalf of, or sponsored by, the Company or in which the Company has participated, and, to the Company’s knowledge, there are no reasonable grounds for the same. Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, there has not been any violation of law or regulation by the Company in its respective product development efforts, submissions or reports to any regulatory authority that could reasonably be expected to require investigation, corrective action or enforcement action.

(t)                 Compliance with Health Care Laws. The Company and, to the Company’s knowledge, its directors, employees and agents (while acting in such capacity) are and at all times have been in compliance in all material respects with all health care laws applicable to the Company, or any of its products or activities, including, but not limited to, the federal Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the Anti-Inducement Law (42 U.S.C. Section 1320a-7a(a)(5)), the civil False Claims Act (31 U.S.C. Section 3729 et seq.), the administrative False Claims Law (42 U.S.C. Section 1320a-7b(a)), the Stark law (42 U.S.C. Section 1395nn), the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. Section 1320d et seq.) as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.), the exclusion laws (42 U.S.C. Section 1320a-7), the Federal Food, Drug, and Cosmetic Act (21 U.S.C. Section 301 et seq.), the Controlled Substances Act (21 U.S.C. Section 801 et seq.), the Public Health Service Act (42 U.S.C. Section 201 et seq.), the Clinical Laboratory Improvement Amendments of 1988 (42 U.S.C. Section 263a), Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act), and the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Reconciliation Act of 2010, the regulations promulgated pursuant to such laws, and any other state, federal or foreign law, accreditation standards, regulation, memorandum, opinion letter, or other issuance which imposes requirements on manufacturing, development, testing, labeling, advertising, marketing, promotion, distribution, reporting, kickbacks, patient or program charges, recordkeeping, claims process, documentation requirements, medical necessity, referrals, the hiring of employees or acquisition of services or supplies from those who have been excluded from government health care programs, quality, safety, privacy, security, licensure, accreditation or any other aspect of providing health care, clinical laboratory or diagnostics products or services (collectively, “Health Care Laws”). The Company has not received any notification, correspondence or any other written or oral communication, including notification of any pending or threatened claim, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Authority, including, without limitation, the FDA, the EMA, Health Canada, the U.S. Federal Trade Commission, the U.S. Drug Enforcement Administration (“DEA”), CMS, HHS’s Office of Inspector General, the U.S. Department of Justice and state Attorneys General or similar agencies of potential or actual non-compliance by, or liability of, the Company under any Health Care Laws, except, with respect to any of the foregoing, such as would not, individually or in the aggregate, result in a Material Adverse Effect. To the Company’s knowledge, there are no facts or circumstances that would reasonably be expected to give rise to material liability of the Company under any Health Care Laws. The statements with respect to Health Care Laws and the Company’s compliance therewith included in the Preliminary Prospectus, in the Time of Sale Disclosure Package and in the Prospectus fairly summarize in all material respects the matters therein described.

(u)               No Shutdowns or Prohibitions. The Company has not had any product, clinical laboratory or manufacturing site (whether Company-owned or that of a third party manufacturer for the Company’s products) subject to a Governmental Authority (including FDA) shutdown or import or export prohibition, nor received any FDA Form 483 or other Governmental Authority notice of inspectional observations, “warning letters,” “untitled letters,” requests to make changes to the Company’s products, processes or operations, or similar correspondence or notice from the FDA or other Governmental Authority alleging or asserting material noncompliance with any applicable Health Care Laws; provided, however, that, with respect to third-party clinical laboratories or manufacturers, the foregoing is limited only to such regulatory actions or prohibitions that are directly related to the Company’s products or product candidates or any other service provided to the Company or that could result in a Material Adverse Effect. To the Company’s knowledge, neither the FDA nor any other Governmental Authority is considering any such action.

(v)               No Safety Notices. (i) Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, there have been no recalls, field notifications, field corrections, market withdrawals or replacements, warnings, “dear doctor” letters, investigator notices, safety alerts or other notice of action relating to an alleged lack of safety, efficacy, or regulatory compliance of the Company’s products (“Safety Notices”) and (ii) to the Company’s knowledge, there are no facts that would be reasonably likely to result in (x) a Safety Notice with respect to the Company’s products or services, (y) a change in labeling of any the Company’s respective products or services, or (z) a termination or suspension of marketing or testing of any the Company’s products or services.

(w)             No Violations or Defaults. Neither the Company nor any of its subsidiaries is in violation of its respective charter, by-laws or other organizational documents, or in breach of or otherwise in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note, indenture, loan agreement or any other material contract, lease or other instrument to which it is subject or by which any of them may be bound, or to which any of the material property or assets of the Company or any of its subsidiaries is subject.

(x)               Taxes. The Company and its subsidiaries have timely filed all federal, state, local and foreign income and franchise tax returns required to be filed (except where the failure to so timely file would not result in a Material Adverse Effect) and are not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company or any of its subsidiaries is contesting in good faith. There is no pending dispute with any taxing authority relating to any of such returns, and the Company has no knowledge of any proposed liability for any tax to be imposed upon the properties or assets of the Company for which there is not an adequate reserve reflected in the Company’s financial statements included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus.

(y)               Exchange Listing and Exchange Act Registration. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is included or approved for listing on the Nasdaq Global Market (“Nasdaq”) and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from Nasdaq nor has the Company received any notification that the Commission or Nasdaq is contemplating terminating such registration or listing, except for such notices from Nasdaq that have been publicly disclosed by the Company and have been resolved by virtue of the Company regaining compliance with the applicable listing standards of Nasdaq. The Company is in compliance in all material respects with the applicable requirements of Nasdaq for maintenance of inclusion of the Common Stock thereon. The Company has filed an application to include the Shares and the Warrant Shares on Nasdaq. Except as previously disclosed to counsel for the Underwriters or as set forth in the Time of Sale Disclosure Package and the Prospectus, to the knowledge of the Company, no beneficial owners of the Company’s capital stock or subordinated debt who, together with their associated persons and affiliates, hold in the aggregate 10% or more of such capital stock or subordinated debt, have any direct or indirect association or affiliate with a FINRA member.

(z)                Ownership of Other Entities. Other than the subsidiaries of the Company listed in Exhibit 21 to the Company’s Annual Report on Form 10-K for the fiscal year ended, the Company, directly or indirectly, owns no capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust or other entity.

(aa)            Internal Controls. The Company and its subsidiaries maintain a system of “internal controls over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, the Company’s internal control over financial reporting is effective and none of the Company, its board of directors and audit committee is aware of any “significant deficiencies” or “material weaknesses” (each as defined by the Public Company Accounting Oversight Board) in its internal control over financial reporting, or any fraud, whether or not material, that involves management or other employees of the Company and its subsidiaries who have a significant role in the Company’s internal controls; and since the end of the latest audited fiscal year, there has been no change in the Company’s internal control over financial reporting (whether or not remediated) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company’s board of directors has, subject to the exceptions, cure periods and the phase in periods specified in the applicable stock exchange rules (“Exchange Rules”), validly appointed an audit committee to oversee internal accounting controls whose composition satisfies the applicable requirements of the Exchange Rules and the Company’s board of directors and/or the audit committee has adopted a charter that satisfies the requirements of the Exchange Rules.

(bb)           No Brokers or Finders. Other than as contemplated by this Agreement, the Company has not incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(cc)            Insurance. The Company and each of its subsidiaries carries, or is covered by, insurance from reputable insurers in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and the properties of its subsidiaries and as is customary for companies engaged in similar businesses in similar industries; all policies of insurance and any fidelity or surety bonds insuring the Company or any of its subsidiaries or its business, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; to the knowledge of the Company, there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not result in a Material Adverse Effect.

(dd)           Investment Company Act. The Company is not, and after giving effect to the sale of the Securities in accordance with this Agreement and the application of proceeds as described in the Prospectus under the caption “Use of Proceeds,” will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(ee)            Eligibility to use Form S-3. The conditions for use of Form S-3, set forth in the General Instructions thereto, have been satisfied. The Company was not at the time of initial filing of the Registration Statement and at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Act) of the Common Stock, is not on the date hereof and will not be on any Closing Date an “ineligible issuer” (as defined in Rule 405 under the Act).

(ff)              Incorporated Documents. The documents incorporated by reference in the Time of Sale Disclosure Package and in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and were filed on a timely basis with the Commission and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; any further documents so filed and incorporated by reference in the Time of Sale Disclosure Package or in the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(gg)           Sarbanes-Oxley Act. The Company and, to the knowledge of the Company, the Company’s directors and officers, in their capacities as such, are each in compliance with all applicable provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder.

(hh)           Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(ii)               Anti-Bribery and Anti-Money Laundering Laws. Each of the Company and its subsidiaries and, to the knowledge of the Company, its affiliates and any of their respective officers, directors, supervisors, managers, agents, or employees, has not violated, its participation in the offering will not violate, and the Company and each of its subsidiaries has instituted and maintains policies and procedures reasonably designed to ensure continued compliance with, each of the following laws: anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any other law, rule or regulation of similar purposes and scope, or anti-money laundering laws, including but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 U.S.C. Sections 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any Executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder.

(jj)              OFAC.

(A)             Neither the Company nor any of its subsidiaries, nor, to the Company’s knowledge, any of their directors, officers, employees, agents, affiliates or representatives, is an individual or entity that is, or is owned or controlled by an individual or entity that is:

(1)               the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor

(2)               located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria).

(B)              Neither the Company nor any of its subsidiaries will, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity:

(1)               to fund or facilitate any activities or business of or with any individual or entity or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(2)               in any other manner that will result in a violation of Sanctions by any individual or entity (including any individual or entity participating in the offering, whether as underwriter, advisor, investor or otherwise).

(C)              For the past five years, neither the Company nor any of its subsidiaries has knowingly engaged in, and is not now knowingly engaged in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(kk)           Compliance with Environmental Laws. Except as disclosed in the Time of Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any Governmental Authority or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate, result in a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim. Neither the Company nor any of its subsidiaries anticipates incurring any material capital expenditures relating to compliance with Environmental Laws.

(ll)              Compliance with Occupational Laws. The Company and each of its subsidiaries (A) is in compliance, in all material respects, with any and all applicable foreign, federal, state and local laws, rules, regulations, treaties, statutes and codes promulgated by any and all Governmental Authorities (including pursuant to the Occupational Health and Safety Act) relating to the protection of human health and safety in the workplace (“Occupational Laws”); (B) has received all material permits, licenses or other approvals required of it under applicable Occupational Laws to conduct its business as currently conducted; and (C) is in compliance, in all material respects, with all terms and conditions of such permit, license or approval. No action, proceeding, revocation proceeding, writ, injunction or claim is pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries relating to Occupational Laws, and the Company does not have knowledge of any facts, circumstances or developments relating to its operations or cost accounting practices that could reasonably be expected to form the basis for or give rise to such actions, suits, investigations or proceedings.

(mm)      ERISA and Employee Benefits Matters. To the knowledge of the Company, no “prohibited transaction” as defined under Section 406 of ERISA (as defined below) or Section 4975 of the Code (as defined below) and not exempt under ERISA Section 408 and the regulations and published interpretations thereunder has occurred with respect to any Employee Benefit Plan (as defined below). At no time has the Company or any ERISA Affiliate (as defined below) maintained, sponsored, participated in, contributed to or has or had any material liability or obligation in respect of any Employee Benefit Plan subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA, or Section 412 of the Code or any “multiemployer plan” as defined in Section 3(37) of ERISA or any multiple employer plan for which the Company or any ERISA Affiliate has incurred or could incur liability under Section 4063 or 4064 of ERISA. No Employee Benefit Plan provides or promises, or at any time provided or promised, retiree health, life insurance, or other retiree welfare benefits except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or similar state law. Each Employee Benefit Plan is and has been operated in material compliance with its terms and all applicable laws, including but not limited to ERISA and the Code and, to the knowledge of the Company, no event has occurred (including a “reportable event” as such term is defined in Section 4043 of ERISA) and no condition exists that would subject the Company or any ERISA Affiliate to any material tax, fine, lien, penalty or liability imposed by ERISA, the Code or other applicable law. Each Employee Benefit Plan intended to be qualified under Code Section 401(a) is so qualified and has a favorable determination or opinion letter from the IRS upon which it can rely, and any such determination or opinion letter remains in effect and has not been revoked; to the knowledge of the Company, nothing has occurred since the date of any such determination or opinion letter that is reasonably likely to adversely affect such qualification. With respect to each Foreign Benefit Plan (as defined below), such Foreign Benefit Plan (1) if intended to qualify for special tax treatment, meets, in all material respects, the requirements for such treatment, and (2) if required to be funded, is funded to the extent required by applicable law, and with respect to all other Foreign Benefit Plans, adequate reserves therefor have been established on the accounting statements of the applicable Company or subsidiary. The Company does not have any obligations under any collective bargaining agreement with any union and no organization efforts are underway with respect to Company employees. As used in this Agreement, “Code” means the Internal Revenue Code of 1986, as amended; “Employee Benefit Plan” means any “employee benefit plan” within the meaning of Section 3(3) of ERISA, including, without limitation, all stock purchase, stock option, stock-based severance, employment, change-in-control, medical, disability, fringe benefit, bonus, incentive, deferred compensation, employee loan and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, under which (1) any current or former employee, director or independent contractor of the Company or its subsidiaries has any present or future right to benefits and which are contributed to, sponsored by or maintained by the Company or any of its respective subsidiaries or (2) the Company or any of its subsidiaries has had or has any present or future obligation or liability; “ERISA” means the Employee Retirement Income Security Act of 1974, as amended; “ERISA Affiliate” means any member of the Company’s controlled group as defined in Code Section 414(b), (c), (m) or (o); and “Foreign Benefit Plan” means any Employee Benefit Plan established, maintained or contributed to outside of the United States or which covers any employee working or residing outside of the United States.

(nn)           Business Arrangements. Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has granted rights to develop, manufacture, produce, assemble, distribute, license, market or sell its products to any other person, except for non-exclusive rights granted to contractors or collaborators of the Company to enable them to perform their activities for, on behalf of, or with, the Company. Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, the Company is not bound by any agreement that affects the exclusive right of the Company or such subsidiary to develop, manufacture, produce, assemble, distribute, license, market or sell its products.

(oo)           Labor Matters. No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that would reasonably be expected to result in a Material Adverse Effect.

(pp)           Restrictions on Subsidiary Payments to the Company. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Time of Sale Disclosure Package and the Prospectus.

(qq)           Statistical Information. Any third-party statistical and market-related data included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

(rr)              Forward-looking Statements. No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ss)             Cybersecurity. The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data, including “Personal Data,” used in connection with their businesses, except were the failure to do any of the foregoing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) “personal data” as defined by GDPR (as defined below); (iv) any information which would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (collectively, “HIPAA”); and (v) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. There have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and its subsidiaries are presently in compliance in all material respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(tt)              Compliance with Data Privacy Laws. The Company and its subsidiaries are, and at all prior times were, in compliance, in all material respects, with all applicable state and federal data privacy and security laws and regulations, including without limitation HIPAA, and the Company and its subsidiaries have taken commercially reasonable actions to prepare to comply with, and since May 25, 2018, have been and currently are in compliance, in all material respects, with, the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679) (collectively, the “Privacy Laws”). To ensure compliance with the Privacy Laws, the Company and its subsidiaries have in place, comply with, and take appropriate steps reasonably designed to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of Personal Data. The Company and its subsidiaries have at all times made all disclosures to users or customers required by applicable laws and regulatory rules or requirements, and none of such disclosures made or contained in any Policy have, to the knowledge of the Company, been inaccurate or in violation of any applicable laws and regulatory rules or requirements in any material respect. The Company further certifies that neither it nor any subsidiary: (i) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.

(uu)           eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(vv)           Effect of Certificates. Any certificate signed by any officer of the Company and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

3.                  Purchase, Sale and Delivery of Securities.

(a)               Firm Shares. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell the Firm Securities to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company the number of Firm Securities set forth opposite the name of such Underwriter in Schedule I hereto. The purchase price per Firm Share shall be $1.88, and the purchase price per Warrant shall be $1.879. In making this Agreement, each Underwriter is contracting severally and not jointly; except as provided in paragraph (c) of this Section 3 and in Section 8 hereof, the agreement of each Underwriter is to purchase only the respective number of Firm Securities specified in Schedule I.

The Firm Securities will be delivered by the Company to you for the accounts of the several Underwriters against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Company, as appropriate, at the offices of Piper Sandler & Co., U.S. Bancorp Center, 800 Nicollet Mall, Minneapolis, Minnesota, or such other location as may be mutually acceptable, at 9:00 a.m. Central time on the second (or if the Firm Securities are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 4:30 p.m. Eastern time, the third) full business day following the date hereof, or at such other time and date as you and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act, such time and date of delivery being herein referred to as the “First Closing Date.”

(b)               Option Shares. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company, with respect to the Option Shares, hereby grants to the several Underwriters an option to purchase all or any portion of the Option Shares at the same purchase price as the Firm Shares, for use solely in covering any over-allotments made by the Underwriters in the sale and distribution of the Firm Securities. The option granted hereunder may be exercised in whole or in part at any time (but not more than once) within 30 days after the effective date of this Agreement upon notice (confirmed in writing) by the Representatives to the Company setting forth the aggregate number of Option Shares as to which the several Underwriters are exercising the option, the names and denominations in which the certificates for the Option Shares are to be registered and the date and time, as determined by you, when the Option Shares are to be delivered, such time and date being herein referred to as the “Second Closing” and “Second Closing Date,” respectively; provided, however, that the Second Closing Date shall not be earlier than the First Closing Date nor earlier than the second business day after the date on which the option shall have been exercised. The number of Option Shares to be purchased by each Underwriter shall be the same percentage of the total number of Option Shares to be purchased by the several Underwriters as the number of Firm Securities to be purchased by such Underwriter is of the total number of Firm Securities to be purchased by the several Underwriters, as adjusted by the Representatives in such manner as the Representatives deem advisable to avoid fractional shares. No Option Shares shall be sold and delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered.

The Option Shares will be delivered by the Company to you for the accounts of the several Underwriters against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Company at the offices of Piper Sandler & Co., U.S. Bancorp Center, 800 Nicollet Mall, Minneapolis, Minnesota, or such other location as may be mutually acceptable at 9:00 a.m., Central time, on the Second Closing Date.

(c)               Delivery. If the Representatives so elect, delivery of the Shares may be made by credit through full fast transfer to the accounts at DTC designated by the Representatives. Certificates representing the Shares in definitive form and in such denominations and registered in such names as you have set forth in your notice of option exercise, or evidence of their issuance, will be made available for checking at a reasonable time preceding the First Closing Date or the Second Closing Date, as applicable, at the office of Piper Sandler & Co., 800 Nicollet Mall, Minneapolis, Minnesota, or such other location as may be mutually acceptable. The Warrants shall be delivered to the Representatives in definitive form, registered in such names and in such denominations as the Representatives shall request in writing not later than the First Closing Date.  The Warrants will be made available for inspection by the Representatives on the business day prior to the First Closing Date. In the event that the Firm Shares (and Option Shares, if elected by the Representatives) are not delivered to the Representatives by 2:30 p.m., New York City time, on the First Closing Date (and the Second Closing Date, if elected by the Representatives), the Company will return payment of the full purchase price to the Representatives’ agent, Pershing LLC, via same day funds by 4:30 p.m., New York City time. The Company shall remain liable to Pershing LLC for the full amount of the purchase price and any costs associated with recovering the purchase price until the full amount has been received by Pershing LLC.

(d)               Purchase by Representatives on Behalf of Underwriters. It is understood that you, individually and not as Representatives of the several Underwriters, may (but shall not be obligated to) make payment to the Company, on behalf of any Underwriter for the Securities to be purchased by such Underwriter. Any such payment by you shall not relieve any such Underwriter of any of its obligations hereunder. Nothing herein contained shall constitute any of the Underwriters an unincorporated association or partner with the Company.

4.                  Covenants of the Company. The Company covenants and agrees with the several Underwriters as follows:

(a)               Required Filings. During the period beginning on the date hereof and ending on the later of the Second Closing Date or such date as, in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered (assuming the absence of Rule 172 under the Securities Act) in connection with sales by an Underwriter or dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement (including any Rule 462(b) Registration Statement), the Time of Sale Disclosure Package or the Prospectus, the Company shall furnish to the Representatives for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Representatives or counsel to the Underwriters reasonably object. Subject to this Section 4(a), immediately following execution of this Agreement, the Company will prepare the Prospectus containing the Rule 430B Information and other selling terms of the Securities, the plan of distribution thereof and such other information as may be required by the Securities Act or the Rules and Regulations or as the Representatives and the Company may deem appropriate, and if requested by the Representatives, an Issuer Free Writing Prospectus containing the selling terms of the Securities and such other information as the Company and the Representatives may deem appropriate, and will file or transmit for filing with the Commission, in accordance with Rule 424(b) or Rule 433, as the case may be, copies of the Prospectus and each Issuer Free Writing Prospectus.

(b)               Notification of Certain Commission Actions. After the date of this Agreement, the Company shall promptly advise the Representatives in writing (A) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (B) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any Preliminary Prospectus, the Time of Sale Disclosure Package or the Prospectus, (C) of the time and date that any post-effective amendment to the Registration Statement becomes effective, (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending its use or the use of any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, or (E) of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 430B, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b), Rule 433 or Rule 462 were received in a timely manner by the Commission (without reliance on Rule 424(b)(8) or Rule 164(b)).

(c)               Continued Compliance with Securities Laws. (A) During the Prospectus Delivery Period, the Company will comply as far as it is able with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time may be in force, and by the Exchange Act so far as necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof, the Time of Sale Disclosure Package and the Prospectus. If during such period any event occurs as a result of which the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary or appropriate in the opinion of the Company or its counsel or the Representatives or counsel to the Underwriters to amend the Registration Statement or supplement the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) to comply with the Securities Act or to file under the Exchange Act any document which would be deemed to be incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, the Company promptly will (x) notify you of such untrue statement or omission, (y)  amend the Registration Statement or supplement the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) or file such document (at the expense of the Company) so as to correct such statement or omission or effect such compliance, and (z) notify you when any amendment to the Registration Statement is filed or becomes effective or when any supplement to the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) is filed.

(B)              If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company (x) promptly will notify the Representatives of such conflict, untrue statement or omission, (y) will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission, and (z) promptly will notify you when such amendment or supplement is filed with the Commission where so required to be filed.

(C)              If immediately prior to the third anniversary of the initial effective date of the Registration Statement, any of the Securities remain unsold by the Underwriters, the Company will prior to that third anniversary file, if it has not already done so, a new shelf registration statement relating to the Securities, in a form reasonably satisfactory to the Representatives, will use its reasonable best efforts to cause such registration statement to be declared effective within 180 days after that third anniversary, and will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the Registration Statement shall include such new shelf registration statement.

(d)               Blue Sky Qualifications. The Company shall endeavor to qualify the Securities for sale under the securities laws of such jurisdictions as you reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Securities, except that the Company shall not be required in connection therewith to qualify as a foreign corporation (where not otherwise required) or to execute a general consent to service of process in any jurisdiction (where not otherwise required).

(e)               Provision of Documents. The Company will furnish, at its own expense, to the Underwriters and counsel for the Underwriters copies of the Registration Statement (which will include three complete manually signed copies of the Registration Statement and all consents and exhibits filed therewith), and to the Underwriters and any dealer each Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as you may from time to time reasonably request.

(f)                Rule 158. The Company will make generally available to its security holders as soon as practicable, but in no event later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.

(g)               Payment and Reimbursement of Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or cause to be paid (A) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery to the Underwriters of the Securities, (B) all expenses and fees (including, without limitation, fees and expenses of the Company’s accountants and counsel but, except as otherwise provided below, not including fees of the Underwriters’ counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Securities, each Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus and any amendment thereof or supplement thereto, and the printing, delivery, and shipping of this Agreement and other underwriting documents, including Blue Sky Memoranda (covering the states and other applicable jurisdictions), (C) the fees and expenses of any transfer agent or registrar, (D) all reasonable out-of-pocket costs and expenses incident to the offering and the performance of the obligations of the Representatives under this Agreement (including, without limitation, the reasonable fees and expenses of counsel to the Underwriters) not to exceed $125,000 in the aggregate (without the Company’s prior approval, which shall not be unreasonably withheld, conditioned or delayed), excluding (x) all filing fees and up to $5,000 of the reasonable fees and disbursements of the Underwriters’ counsel incurred in connection with the qualification of the Securities for offering and sale by the Underwriters or by dealers under the securities or blue sky laws of the states and other jurisdictions which you shall designate and (y) all filing fees and up to $30,000 of the reasonable fees and disbursements of the Underwriters’ counsel incident to any required review and approval by FINRA of the terms of the sale of the Securities, (E) listing fees, if any, (F) the cost and expenses of the Company relating to investor presentations or any “roadshow” undertaken in connection with marketing of the Securities, and (G) all other costs and expenses of the Company incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein. If this Agreement is terminated by the Representatives pursuant to Section 9 hereof or if the sale of the Securities provided for herein is not consummated by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its or their part to be performed, or because any other condition of the Underwriters’ obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company will reimburse the several Underwriters for up to $125,000 of all out-of-pocket accountable disbursements (including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges) incurred by the Underwriters in connection with their investigation, preparing to market and marketing the Securities or in contemplation of performing their obligations hereunder.

(h)               Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities to be sold by it hereunder for the purposes set forth in the Time of Sale Disclosure Package and in the Prospectus.

(i)                 Company Lock Up. The Company will not, without the prior written consent of Piper Sandler & Co., from the date of execution of this Agreement and continuing to and including the date 90 days after the date of the Prospectus (the “Lock-Up Period”), (A) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to an offering by the Company for its own account of, any securities of the Company that are substantially similar to the Securities, including but not limited to any options or warrants to purchase shares of Common Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (B) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or any such other securities, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise (other than (1) the Securities to be sold hereunder and the delivery of the Warrant Shares upon exercise of the Warrants, or (2) pursuant to equity incentive plans existing on the date of this Agreement, or (3) pursuant to restricted stock units outstanding as of the date of this Agreement, or (4) upon exercise of warrants outstanding as of the date of this Agreement, or (5) upon the conversion, exercise or exchange of any other convertible, exercisable or exchangeable securities outstanding as of the date of this Agreement).

(j)                 Stockholder Lock-Ups. The Company has caused to be delivered to you prior to the date of this Agreement a letter, in the form of Exhibit B hereto (the “Lock-Up Agreement”), from each individual or entity listed on Schedule IV. The Company will enforce the terms of each Lock-Up Agreement and issue stop-transfer instructions to the transfer agent for the Common Stock with respect to any transaction or contemplated transaction that would constitute a breach of or default under the applicable Lock-Up Agreement.

(k)               No Market Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(l)                 SEC Reports. During the Prospectus Delivery Period, the Company will file on a timely basis with the Commission such periodic and special reports as required by the Rules and Regulations.

(m)             Internal Controls. The Company and its subsidiaries will maintain such controls and other procedures, including without limitation those required by Sections 302 and 906 of the Sarbanes-Oxley Act and the applicable regulations thereunder, that are designed to provide reasonable assurance that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission's rules and forms, including without limitation, controls and procedures designed to provide reasonable assurance that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company's management, including its principal executive officer and its principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure, and to provide reasonable assurance that material information relating to Company, including its subsidiaries, is made known to them by others within those entities.

(n)               Sarbanes-Oxley. The Company and its subsidiaries will comply in all material respects with all applicable provisions of the Sarbanes-Oxley Act.

(o)               Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior written consent of the Representatives, and each Underwriter severally represents and agrees that, unless it obtains the prior written consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus required to be filed with the Commission; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule II. Any such Free Writing Prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and has complied and will comply with the requirements of Rules 164 and 433 of the Rules and Regulations applicable to any Permitted Free Writing Prospectus. The Company agrees not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a Free Writing Prospectus prepared by or on behalf of the Company that otherwise would not be required to be filed by the Company thereunder, but for the action of the Company. Each Underwriter severally represents and agrees that, (A) unless it obtains the prior written consent of the Company and the Representatives, it has not distributed, and will not distribute any Written Testing-the-Waters Communication other than those listed on Schedule V, and (B) any Testing-the-Waters Communication undertaken by it was with entities that are qualified institutional buyers with the meaning of Rule 144A under the Act or institutions that are accredited investors within the meaning of Rule 501 under the Act.

(p)               Emerging Growth Company. The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (A) completion of the distribution of Securities within the meaning of the Act and (B) completion of the 90-day restricted period referenced in Section 4(i) hereof.

5.                  Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy, as of the date hereof and at each of the First Closing Date and, if applicable, the Second Closing Date (each, a “Closing Date”) (as if made at such Closing Date), of and compliance with all representations, warranties and agreements of the Company contained herein, to the performance by the Company of their respective obligations hereunder and to the following additional conditions:

(a)               Required Filings; Absence of Certain Commission Actions. If filing of the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, is required under the Securities Act or the Rules and Regulations, the Company shall have filed the Prospectus (or such amendment or supplement) or such Issuer Free Writing Prospectus with the Commission in the manner and within the time period so required (without reliance on Rule 424(b)(8) or Rule 164(b)); the Registration Statement shall remain effective; no stop order suspending the effectiveness of the Registration Statement or any part thereof, any Rule 462(b) Registration Statement, or any amendment thereof, nor suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; and any request of the Commission for additional information (to be included in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or otherwise) shall have been complied with to your reasonable satisfaction.

(b)               Continued Compliance with Securities Laws. No Underwriter shall have advised the Company in writing that (i) the Registration Statement or any amendment thereof or supplement thereto contains an untrue statement of fact which, in your opinion, is material or omits to state a material fact which, in your opinion, is required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Time of Sale Disclosure Package or the Prospectus, or any amendment thereof or supplement thereto, or any Issuer Free Writing Prospectus, contains an untrue statement of fact which, in your opinion, is material, or omits to state a fact which, in your opinion, is material and is required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

(c)               Absence of Certain Events. Except as contemplated in the Time of Sale Disclosure Package and in the Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package, (i) neither the Company nor any of its subsidiaries shall have (1) incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, in either case other than in the ordinary course of business, or (2) declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and (ii) there shall not have been (1) any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants or conversion of convertible securities described in the Registration Statement), or (2) any material change in the short-term or long-term debt of the Company (other than as a result of the conversion of convertible securities described in the Registration Statement), or (3) any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Company or any of its subsidiaries, or (4) any Material Adverse Effect (whether or not arising in the ordinary course of business), or (5) any loss by strike, fire, flood, earthquake, accident or other calamity, whether or not covered by insurance, incurred by the Company or any subsidiary, the effect of which, in any such case described in clauses (i) or (ii) above, in your judgment, makes it impractical or inadvisable to offer or deliver the Securities on the terms and in the manner contemplated in the Time of Sale Disclosure Package and in the Prospectus.

(d)               No Downgrade. On or after the Time of Sale, (i) no downgrading shall have occurred in the rating accorded any of the Company’s securities by any “nationally recognized statistical organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s securities or;

(e)               Opinion of Company Counsel. On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, the opinion and negative assurance letter of Morgan, Lewis & Bockius LLP, counsel for the Company, dated such Closing Date and addressed to you in the form reasonably satisfactory to you.

(f)                Opinion of Intellectual Property Counsel. On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, the opinions of (i) Foley Hoag, LLP and (ii) Hamilton, Brook, Smith & Reynolds P.C., each in their capacity as intellectual property counsel for the Company, dated such Closing Date and addressed to you in the form reasonably satisfactory to you.

(g)               Opinion of Underwriters’ Counsel. On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, the opinion and negative assurance letter from Mintz, Levin, Cohn, Ferris, Glovsky & Popeo P.C., counsel for the several Underwriters, dated such Closing Date and addressed to you in the form reasonably satisfactory to you.

(h)               Comfort Letter. On the date hereof, on the effective date of any post-effective amendment to the Registration Statement filed after the date hereof and on each Closing Date you, as Representatives of the several Underwriters, shall have received an accountant’s “comfort” letter of EisnerAmper LLP, dated such date and addressed to you, in form and substance heretofore approved by you.

(i)                 Officers’ Certificate. On each Closing Date, there shall have been furnished to you, as Representatives of the Underwriters, a certificate, dated such Closing Date and addressed to you, signed by the chief executive officer and by the chief financial officer of the Company, to the effect that:

(A)             The representations and warranties of the Company in this Agreement are true and correct as if made at and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;

(B)              No stop order or other order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof or the qualification of the Securities for offering or sale nor suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, has been issued, and no proceeding for that purpose has been instituted or, to the best of their knowledge, is contemplated by the Commission or any state or regulatory body; and

(C)              Affirms the accuracy of the matters set forth in subsection (c) of this Section 5.

(j)                 Lock-Up Agreement. The Underwriters shall have received all of the Lock-Up Agreements referenced in Section 4 and the Lock-Up Agreements shall remain in full force and effect.

(k)               FINRA No Objections. FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(l)                 Termination of ATM. The Company shall have furnished to you, as Representatives of the several Underwriters, written evidence that the distribution agreement entered into by and between the Company and Raymond James & Associates, Inc. on September 7, 2018 has been terminated.

(m)             Waiver of Registration Rights. The Company shall have furnished to you, as Representatives of the several Underwriters, written evidence that the registration rights described in the Registration Rights Agreement dated January 23, 2017 (the “RRA”) have been waived by the holders of at least a majority of the currently outstanding securities that are entitled to registration rights under the RRA.

(n)               Other Documents. The Company shall have furnished to you and counsel for the Underwriters such additional documents, certificates and evidence as you or they may have reasonably requested.

(o)               Exchange Listing. The Shares to be delivered on such Closing Date, and any Warrant Shares to be delivered upon exercise of the Warrants, shall have been approved for listing on Nasdaq, subject to official notice of issuance.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and counsel for the Underwriters. The Company will furnish you with such conformed copies of such opinions, certificates, letters and other documents as you shall reasonably request.

6.                  Indemnification and Contribution.

(a)               Indemnification by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including any information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to the Rules and Regulations (including Rule 430B), if applicable, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any issuer information that the Company has filed or is required to file pursuant to Rule 433(d) of the Rules and Regulations, any roadshow materials, or any Testing-the-Waters Communication, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any investigation or proceeding by any Governmental Authority, commenced or threatened (whether or not any Underwriter is a target of or party to such investigation or proceeding), and will reimburse each Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation thereof; it being understood and agreed that the only information furnished by an Underwriter consists of the information described as such in Section 6(e).

(b)               Indemnification by the Underwriters. Each Underwriter will, severally and not jointly, indemnify and hold harmless the Company, its affiliates, directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act and Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any issuer information that the Company has filed or is required to file pursuant to Rule 433(d) of the Rules and Regulations, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by you, or by such Underwriter through you, specifically for use in the preparation thereof (it being understood and agreed that the only information furnished by an Underwriter consists of the information described as such in Section 6(e)), and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending against any such loss, claim, damage, liability or action as such expenses are incurred.

(c)                Notice and Procedures. Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure (through the forfeiture of substantive rights or defenses). In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if, in the sole judgment of the Representatives, it is advisable for the Underwriters to be represented as a group by separate counsel, the Representatives shall have the right to employ a single counsel (in addition to local counsel) to represent the Representatives and all Underwriters who may be subject to liability arising from any claim in respect of which indemnity may be sought by the Underwriters under subsection (a) of this Section 6, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the Underwriters as incurred. An indemnifying party shall not be obligated under any settlement agreement relating to any action under this Section 6 to which it has not agreed in writing. In addition, no indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld or delayed), effect any settlement of any pending or threatened proceeding unless such settlement includes an unconditional release of such indemnified party for all liability on claims that are the subject matter of such proceeding and does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party. Notwithstanding the foregoing, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel pursuant to this Section 6(c), such indemnifying party agrees that it shall be liable for any settlement effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d)               Contribution; Limitations on Liability; Non-Exclusive Remedy. If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (c) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bears to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the Securities purchased by it hereunder exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies that might otherwise be available to any indemnified party at law or in equity.

(e)                Information Provided by the Underwriters. The Underwriters severally confirm and the Company acknowledges that the statements with respect to the public offering of the Securities by the Underwriters set forth in the 4th and 10th paragraphs under the caption “Underwriting” in the Time of Sale Disclosure Package and in the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus.

7.                  Representations and Agreements to Survive Delivery. All representations, warranties, and agreements of the Company herein or in certificates delivered pursuant hereto, including but not limited to the agreements of the several Underwriters and the Company contained in Section 6 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, and shall survive delivery of, and payment for, the Securities to and by the Underwriters hereunder and any termination of this Agreement.

8.                  Substitution of Underwriters.

(a)               Obligation to Purchase Under Certain Circumstances. If any Underwriter or Underwriters shall fail to take up and pay for the amount of Firm Securities agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Firm Securities in accordance with the terms hereof, and the amount of Firm Securities not purchased does not aggregate more than 10% of the total amount of Firm Securities set forth in Schedule I hereto, the remaining Underwriters shall be obligated to take up and pay for (in proportion to their respective underwriting obligations hereunder as set forth in Schedule I hereto except as may otherwise be determined by you) the Firm Securities that the withdrawing or defaulting Underwriters agreed but failed to purchase.

(b)               Termination Under Certain Circumstances. If any Underwriter or Underwriters shall fail to take up and pay for the amount of Firm Securities agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Firm Securities in accordance with the terms hereof, and the amount of Firm Securities not purchased aggregates more than 10% of the total amount of Firm Securities set forth in Schedule I hereto, and arrangements satisfactory to you for the purchase of such Firm Securities by other persons are not made within 36 hours thereafter, this Agreement shall terminate automatically. In the event of any such termination, the Company shall not be under any liability to any Underwriter (except to the extent provided in Section 4(g) and Section 6 hereof), nor shall any Underwriter (other than an Underwriter who shall have failed, otherwise than for some reason permitted under this Agreement, to purchase the amount of Firm Securities agreed by such Underwriter to be purchased hereunder) be under any liability to the Company (except to the extent provided in Section 6 hereof).

(c)               Postponement of Closing. If Firm Securities to which a default relates are to be purchased by the non-defaulting Underwriters or by any other party or parties, the Representatives or the Company shall have the right to postpone the First Closing Date for not more than seven business days in order that the necessary changes in the Registration Statement, in the Time of Sale Disclosure Package, in the Prospectus or in any other documents, as well as any other arrangements, may be effected. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 8.

(d)               No Relief from Liability. No action taken pursuant to this Section 8 shall relieve any defaulting Underwriter from liability, if any, in respect of such default.

9.                  Termination of this Agreement.

(a)               Right to Terminate. You, as Representatives of the several Underwriters, shall have the right to terminate this Agreement by giving notice to the Company as hereinafter specified at any time at or prior to the First Closing Date, and the option referred to in Section 3(b), if exercised, may be cancelled at any time prior to the Second Closing Date, if (i) the Company shall have failed, refused or been unable, at or prior to such Closing Date, to perform in any material respect any agreement on its or their part to be performed hereunder, (ii) any condition of the Underwriters’ obligations hereunder is not fulfilled, (iii) trading in the Company’s Common Stock shall have been suspended by the Commission or The NASDAQ Stock Market or trading in securities generally on the NASDAQ Stock Market or New York Stock Exchange shall have been suspended, (iv) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the NASDAQ Stock Market or New York Stock Exchange, by such Exchange or by order of the Commission or any other Governmental Authority having jurisdiction, (v) a banking moratorium shall have been declared by federal or New York state authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States, or (vi) there shall have occurred any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration by the United States of a national emergency or war, any change in financial markets, any substantial change or development involving a prospective substantial change in United States or international political, financial or economic conditions, or any other calamity or crisis that, in your judgment, is material and adverse and makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Securities. Any such termination shall be without liability of any party to any other party except that the provisions of Section 4(g) and Section 6 hereof shall at all times be effective and shall survive such termination.

(b)               Notice of Termination. If you elect to terminate this Agreement as provided in this Section 9, the Company shall be notified promptly by you by telephone, confirmed by letter.

10.              Default.

(a)               Default by the Company. If the Company shall fail at the First Closing Date to sell and deliver the number of Securities which it is obligated to sell hereunder, then this Agreement shall terminate automatically without any liability on the part of any Underwriter or, except as provided in Section 4(g) and Section 6 hereof, any non-defaulting party.

(b)               No Relief from Liability. No action taken pursuant to this Section 10 shall relieve the Company so defaulting from liability, if any, in respect of such default.

11.              Notices. Except as otherwise provided herein, all communications hereunder shall be in writing and, if to the Underwriters, shall be mailed via overnight delivery service or hand delivered via courier to the Representatives c/o Piper Sandler & Co., U.S. Bancorp Center, 800 Nicollet Mall, Minneapolis, Minnesota 55402, Attention: Equity Capital Markets, with a copy to Piper Sandler General Counsel at 800 Nicollet Mall, Minneapolis, MN 55402 and LegalCapMarkets@pjc.com; if to the Company, shall be mailed or delivered to it at 47 Thorndike St., Suite B1-1, Cambridge, MA 02141, Attention: Chief Financial Officer; or in each case to such other address as the person to be notified may have requested in writing. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

12.              Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 6. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Securities from any of the several Underwriters.

13.              Absence of Fiduciary Relationship. The Company acknowledges and agrees that: (a) the Representatives have been retained solely to act as an underwriter in connection with the sale of the Securities and that no fiduciary, advisory or agency relationship between the Company and the Representatives have been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Representatives have advised or are advising the Company on other matters; (b) the price and other terms of the Securities set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Representatives and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representatives have no obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; (d) it has been advised that the Representatives are acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of the Representatives and the other Underwriters, and not on behalf of the Company; (e) it, he or she waives to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty in respect of any of the transactions contemplated by this Agreement and agrees that the Representatives shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

14.              Recognition of the U.S. Special Resolution Regimes.

(a)               In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)               In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)               As used in this Section:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k);

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b);

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

15.              Governing Law; Waiver of Jury Trial. This Agreement and any transaction contemplated by this Agreement and any claim, controversy or dispute arising under or related thereto shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would result in the application of any other law than the laws of the State of New York. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

16.               Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

17.              General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

[Signature Page Follows]

Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours,

Leap Therapeutics, Inc.

By	/s/ Douglas E. Onsi
President and Chief Executive Officer

Confirmed as of the date first above mentioned, on behalf of themselves and the other several Underwriters named in Schedule I hereto.

Piper Sandler & Co.

By	/s/ Paul Scansaroli
Managing Director
Equity Capital Markets

Raymond James & Associates, Inc.

By	/s/ Justin Roman
Managing Director
Equity Capital Markets

SCHEDULE I

Underwriter	Number of Firm Shares and/or Pre-Funded Warrants (1)	Economic Split
Piper Sandler & Co.	13,500,000	60.00%
Raymond James & Associates, Inc.	5,625,000	25.00%
Robert W. Baird & Co.	2,250,000	10.00%
Ladenburg Thalmann & Co.	562,500	2.50%
H.C. Wainwright & Co.	562,500	2.50%

TOTAL	22,500,000	100.00%

(1)	The Underwriters may purchase up to an additional 3,375,000 Option Shares, to the extent the option described in Section 3(b) of the Agreement is exercised, in the proportions and in the manner described in the Agreement.

Scheule I-1

SCHEDULE II

Certain Permitted Free Writing Prospectuses

None.

Scheule II-1

SCHEDULE III

Pricing Information

•   Number of shares of Common Stock: 20,250,000

•   Number of Pre-Funded Warrants: 2,250,000

•   Pre-Funded Warrant Exercise Price: $0.001

•   Common Stock Price to Underwriters: $1.88

•   Pre-Funded Warrant Price to Underwriters: $1.879

Scheule III-1

SCHEDULE IV

List of Individuals and Entities Executing Lock-Up Agreements

Officers

Douglas E. Onsi

Augustine Lawlor

Christopher K. Mirabelli

Mark O'Mahony

Cynthia Sirard

Non-Employee Directors

James Cavanaugh

Thomas Dietz

William Li

Joseph Loscalzo

Nissim Mashaich

Monica Bertagnolli

Scheule IV-1

SCHEDULE V

Written Testing-the-Waters Communications

None.

Scheule V-1

EXHIBIT A

Form of Pre-Funded Warrant

Exhibit A-1

LEAP THERAPEUTICS, INC.

FORM OF PRE-FUNDED WARRANT TO PURCHASE COMMON STOCK

Number of Shares: [          ]
(subject to adjustment)

Warrant No. [          ]
Original Issue Date: June [  ], 2020

Leap Therapeutics, Inc., a Delaware corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [Baker Brothers Life Sciences, L.P.][667, L.P.] or its permitted registered assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company up to a total of [          ] shares of common stock, $0.001 par value per share (the “Common Stock”), of the Company (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”) at an exercise price per share equal to $0.001 per share (as adjusted from time to time as provided in Section 9 herein, the “Exercise Price”), upon surrender of this Pre-Funded Warrant to Purchase Common Stock (including any Pre-Funded Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”) at any time and from time to time on or after the date hereof (the “Original Issue Date”), subject to the following terms and conditions:

1.            Definitions. For purposes of this Warrant, the following terms shall have the following meanings:

(a)           “Affiliate” means any Person directly or indirectly controlled by, controlling or under common control with, a Holder, but only for so long as such control shall continue. For purposes of this definition, “control” (including, with correlative meanings, “controlled by”, “controlling” and “under common control with”) means, with respect to a Person, possession, direct or indirect, of (a) the power to direct or cause direction of the management and policies of such Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), or (b) voting securities or other comparable equity interests of such Person that represent at least 50% of the voting power of all outstanding voting securities of the Company.

(b)          “Commission” means the United States Securities and Exchange Commission.

(c)           “Closing Sale Price” means, for any security as of any date, the last trade price for such security on the Principal Trading Market for such security, as reported by Bloomberg Financial Markets, or, if such Principal Trading Market begins to operate on an extended hours basis and does not designate the last trade price, then the last trade price of such security prior to 4:00 P.M., New York City time, as reported by Bloomberg Financial Markets, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg Financial Markets, or, if no last trade price is reported for such security by Bloomberg Financial Markets, the average of the bid and ask prices, of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC. If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then the Board of Directors of the Company shall use its good faith judgment to determine the fair market value. The Board of Directors’ determination shall be binding upon all parties absent demonstrable error. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(d)          “Principal Trading Market” means the national securities exchange or other trading market on which the Common Stock is primarily listed on and quoted for trading, which, as of the Original Issue Date, shall be the Nasdaq Global Market.

(e)           “Registration Statement” means the Company’s Registration Statement on Form S-3 (File No. 333-223419), as amended, declared effective on March 16, 2018.

(f)           “Securities Act” means the Securities Act of 1933, as amended.

(g)          “Trading Day” means any weekday on which the Principal Trading Market is open for trading.

(h)          “Transfer Agent” means Continental Stock Transfer & Trust Company, the Company’s transfer agent and registrar for the Common Stock, and any successor appointed in such capacity.

2.            Issuance of Securities; Registration of Warrant. The Warrant, as initially issued by the Company, is offered and sold pursuant to the Registration Statement. The Company shall register ownership of this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder (which shall include the initial Holder or, as the case may be, any assignee to which this Warrant is assigned hereunder) from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

3.            Registration of Transfers. Subject to compliance with all applicable securities laws, the Company shall, or will cause its Transfer Agent to, register the transfer of all or any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, and payment for all applicable transfer taxes (if any). Upon any such registration or transfer, a new warrant to purchase Common Stock in substantially the form of this Warrant (any such new warrant, a “New Warrant”) evidencing the portion of this Warrant so transferred shall be issued to the transferee, and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations in respect of the New Warrant that the Holder has in respect of this Warrant. The Company shall, or will cause its Transfer Agent to, prepare, issue and deliver at the Company’s own expense any New Warrant under this Section 3. Until due presentment for registration of transfer, the Company may treat the registered Holder hereof as the owner and holder for all purposes, and the Company shall not be affected by any notice to the contrary.

2

4.            Exercise and Duration of Warrant.

(a)           All or any part of this Warrant shall be exercisable by the registered Holder in any manner permitted by this Warrant at any time and from time to time on or after the Original Issue Date.

(b)           The Holder may exercise this Warrant by delivering (as determined in accordance with the notice provisions hereof) to the Company an exercise notice, in the form attached as Schedule 1 hereto (the “Exercise Notice”), completed and duly signed. Within one (1) Trading Day following the date of delivery of the Exercise Notice, the Holder shall make payment of the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised (which may take the form of a “cashless exercise” if so indicated in the Exercise Notice pursuant to Section 10 below). The date on which the Notice of Exercise is delivered to the Company (as determined in accordance with the notice provisions hereof) is an “Exercise Date” provided, that if the Exercise Price is not delivered on or before one (1) Trading Day following the date of delivery of the Exercise Notice, the Exercise Date shall be deemed to be one (1) Trading Day following the date that the Exercise Price is delivered to the Company. No ink-original Exercise Notice shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Exercise Notice be required. The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice shall have the same effect as cancellation of the original Warrant and issuance of a New Warrant evidencing the right to purchase the remaining number of Warrant Shares, if any. The aggregate exercise price of this Warrant, except for the Exercise Price, was pre-funded to the Company on or before the Original Issue Date, and consequently no additional consideration (other than the Exercise Price) shall be required by to be paid by the Holder to effect any exercise of this Warrant. The Holder shall not be entitled to the return or refund of all, or any portion, of such pre-funded exercise price under any circumstance or for any reason whatsoever.

5.            Delivery of Warrant Shares.

(a)           Upon exercise of this Warrant, the Company shall promptly (but in no event later than two (2) Trading Days after the Exercise Date), upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with The Depository Trust Company (“DTC”) through its Deposit / Withdrawal At Custodian system, or if the Transfer Agent is not participating in the Fast Automated Securities Transfer Program (the “FAST Program”) or if the certificates are required to bear a legend regarding restriction on transferability, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise. The Holder, or any natural person or legal entity (each, a “Person”) so designated by the Holder to receive Warrant Shares, shall be deemed to have become the holder of record of such Warrant Shares as of the time of delivery of the Exercise Notice on the Exercise Date or, if later, the time of delivery of the Exercise Price, in either case irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares, as the case may be. While this Warrant remains outstanding, the Company shall maintain a transfer agent that participates in the FAST Program.

3

(b)          If this Warrant is properly exercised in accordance with the provisions of Section 4(b) and by the close of the second (2nd) Trading Day after the Exercise Date, the Company fails to deliver to the Holder a certificate representing the required number of Warrant Shares in the manner required pursuant to Section 5(a) or fails to credit the Holder’s balance account with DTC for such number of Warrant Shares to which the Holder is entitled, and if after such second (2nd) Trading Day and prior to the receipt of such Warrant Shares, the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall, within two (2) Trading Days after the Holder’s request and in the Holder’s sole and absolute discretion, either (1) pay in cash to the Holder an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased, at which point the Company’s obligation to deliver such certificate (and to issue such Warrant Shares) shall terminate or (2) promptly honor its obligation to deliver, or cause to be delivered, to the Holder a certificate or certificates representing such Warrant Shares (or to credit, or cause to be credited, the Holder’s balance account with DTC for such Warrant Shares) and pay cash to the Holder in an amount equal to the excess (if any) of Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased in the Buy-In over the product of (A) the number of shares of Common Stock purchased in the Buy -In, times (B) the Closing Sale Price of a share of Common Stock on the Exercise Date.

(c)          To the extent permitted by law and subject to Section 5(b), the Company’s obligations to issue and deliver Warrant Shares in accordance with and subject to the terms hereof (including the limitations set forth in Section 11 below) are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance that might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Subject to Section 5(b), nothing herein shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

6.            Charges, Taxes and Expenses. Issuance and delivery of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, transfer agent fee or other incidental tax or expense (excluding any applicable stamp duties) in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the registration of any Warrant Shares, any certificates therefor or the Warrant (or any portion thereof) in a name other than that of the Holder thereof. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

4

7.            Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction (in such case) and, in each case, a customary and reasonable indemnity (but not the posting of any surety or other bond), if requested by the Company. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third party costs as the Company may prescribe. If a New Warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver such mutilated Warrant to the Company as a condition precedent to the Company’s obligation to issue the New Warrant.

8.            Reservation of Warrant Shares. The Company covenants that it will, at all times while this Warrant is outstanding, reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares that are initially issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 9). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and non-assessable. The Company will take all such action as may be reasonably necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the Common Stock may be listed. The Company further covenants that it will not, without the prior written consent of the Holder, take any actions to increase the par value of the Common Stock at any time while this Warrant is outstanding.

9.            Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 9.

(a)          Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock issued and outstanding on the Original Issue Date and in accordance with the terms of such stock on the Original Issue Date or as amended, as described in the Registration Statement, that is payable in shares of Common Stock, (ii) subdivides its outstanding shares of Common Stock into a larger number of shares of Common Stock, (iii) combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issues by reclassification of shares of capital stock any additional shares of Common Stock of the Company, then in each such case the Exercise Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately before such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, provided, however, that if such record date shall have been fixed and such dividend is not fully paid on the date fixed therefor, the Exercise Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Exercise Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends. Any adjustment pursuant to clause (ii), (iii) or (iv) of this paragraph shall become effective immediately after the effective date of such subdivision, combination or reclassification.

5

(b)          Pro Rata Distributions. If the Company, at any time while this Warrant is outstanding, distributes to all holders of Common Stock for no consideration (i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Stock covered by the preceding paragraph) or (iii) rights or warrants to subscribe for or purchase any security, or (iv) cash or any other asset (in each case, “Distributed Property”), then, upon any exercise of this Warrant that occurs after the record date fixed for determination of stockholders entitled to receive such distribution, the Holder shall be entitled to receive, in addition to the Warrant Shares otherwise issuable upon such exercise (if applicable), the Distributed Property that such Holder would have been entitled to receive in respect of such number of Warrant Shares had the Holder been the record holder of such Warrant Shares immediately prior to such record date without regard to any limitation on exercise contained therein. The Company covenants that it will, at all times while this Warrant is outstanding, reserve and keep available all Distributed Property that the Holder shall be entitled to receive hereunder, solely for the purpose of fulfilling its obligations pursuant to this Section 9(b).

(c)          Fundamental Transactions. If, at any time while this Warrant is outstanding, (i) the Company effects any merger or consolidation of the Company with or into another Person, in which the Company is not the surviving entity and in which the stockholders of the Company immediately prior to such merger or consolidation do not own, directly or indirectly, at least 50% of the voting power of the surviving entity immediately after such merger or consolidation, (ii) the Company effects any sale to another Person of all or substantially all of its assets in one transaction or a series of related transactions, (iii) pursuant to any tender offer or exchange offer (whether by the Company or another Person), holders of capital stock tender shares representing more than 50% of the voting power of the capital stock of the Company and the Company or such other Person, as applicable, accepts such tender for payment, (iv) the Company consummates a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the voting power of the capital stock of the Company (except for any such transaction in which the stockholders of the Company immediately prior to such transaction maintain, in substantially the same proportions, the voting power of such Person immediately after the transaction) or (v) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock covered by Section 9(a) above) (in any such case, a “Fundamental Transaction”), then following such Fundamental Transaction the Holder shall have the right to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant without regard to any limitations on exercise contained herein (the “Alternate Consideration”). The Company shall not effect any Fundamental Transaction in which the Company is not the surviving entity or the Alternate Consideration includes securities of another Person unless (i) the Alternate Consideration is solely cash and the Company provides for the simultaneous “cashless exercise” of this Warrant pursuant to Section 10 below or (ii) prior to or simultaneously with the consummation thereof, any successor to the Company, surviving entity or other Person (including any purchaser of assets of the Company) shall assume the obligation to deliver to the Holder such Alternate Consideration as, in accordance with the foregoing provisions, the Holder may be entitled to receive, and the other obligations under this Warrant. The provisions of this paragraph (c) shall similarly apply to subsequent transactions analogous of a Fundamental Transaction type.

6

(d)          Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to Section 9, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the increased or decreased number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

(e)          Calculations. All calculations under this Section 9 shall be made to the nearest one-tenth of one cent or the nearest share, as applicable.

(f)           Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 9, the Company at its expense will, at the written request of the Holder, promptly compute such adjustment, in good faith, in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s transfer agent.

(g)          Notice of Corporate Events. If, while this Warrant is outstanding, the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including, without limitation, any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then, except if such notice and the contents thereof shall be deemed to constitute material non-public information, the Company shall deliver to the Holder a notice of such transaction at least ten (10) days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice. In the event such notice and the contents thereof shall be deemed to constitute material non-public information, the Company shall (on the same time frame set forth in the immediately prior sentence) offer the Holder the ability to sign a confidentiality agreement related thereto sufficient to allow the Holder to receive such notice, and the Company shall deliver such notice immediately upon execution of such confidentiality agreement. In addition, if while this Warrant is outstanding, the Company authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction contemplated by Section 9(c), other than a Fundamental Transaction under clause (iii) of Section 9(c), the Company shall deliver to the Holder a notice of such Fundamental Transaction at least thirty (30) days prior to the date such Fundamental Transaction is consummated. Holder agrees to maintain any information disclosed pursuant to this Section 9(g) in confidence until such information is publicly available, and shall comply with applicable law with respect to trading in the Company’s securities following receipt any such information.

7

10.          Payment of Exercise Price. Notwithstanding anything contained herein to the contrary, the Holder may, in its sole discretion, satisfy its obligation to pay the Exercise Price through a “cashless exercise”, in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

X = Y [(A-B)/A]

where:

“X” equals the number of Warrant Shares to be issued to the Holder;

“Y” equals the total number of Warrant Shares with respect to which this Warrant is then being exercised;

“A” equals (i) the last Closing Sale Price of the shares of Common Stock (as reported by Bloomberg Financial Markets) on the Trading Day immediately preceding the Exercise Date if the Exercise Notice is delivered prior to market close on the Exercise Date, or (ii) the last Closing Sale Price of the shares of Common Stock (as reported by Bloomberg Financial Markets) on the Exercise Date if the Exercise Notice is delivered following market close on the Exercise Date; and

“B” equals the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a “cashless exercise” transaction shall be deemed to have been acquired by the Holder, the Warrant Shares shall take on the registered characteristics of the Warrant being exercised, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued (provided that the Commission continues to take the position that such treatment is proper at the time of such exercise). In the event that the Registration Statement or another registration statement registering the issuance of Warrant Shares is, for any reason, not effective at the time of exercise of this Warrant, then the Warrant may only be exercised through a cashless exercise, as set forth in this Section 10. Except as set forth in Section 5(b) (Buy-In remedy), Section 9(b) (Pro Rata Distributions), Section 9(c) (Fundamental Transactions) and Section 12 (payment of cash in lieu of fractional shares), in no event will the exercise of this Warrant be settled in cash.

8

11.           Limitations on Exercise.

(a)               Notwithstanding anything to the contrary contained herein, the Company shall not effect any exercise of this Warrant, and the Holder shall not be entitled to exercise this Warrant for a number of Warrant Shares in excess of that number of Warrant Shares which, upon giving effect or immediately prior to such exercise, would cause (i) the aggregate number of shares of Common Stock beneficially owned by the Holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act, to exceed 9.99% (the “Maximum Percentage”) of the total number of issued and outstanding shares of Common Stock of the Company following such exercise, or (ii) the combined voting power of the securities of the Company beneficially owned by the Holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act to exceed 9.99% of the combined voting power of all of the securities of the Company then outstanding following such exercise. For purposes of this Warrant, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Form 10-Q or Form 10-K, as the case may be, filed with the Commission prior to the date hereof, (y) a more recent public announcement by the Company or (z) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written request of the Holder, the Company shall within three (3) Trading Days confirm in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder since the date as of which such number of outstanding shares of Common Stock was reported. By written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 19.99% specified in such notice; provided that any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company. For purposes of this Section 11(a), the aggregate number of shares of Common Stock or voting securities beneficially owned by the Holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act shall include the shares of Common Stock issuable upon the exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (x) exercise of the remaining unexercised and non-cancelled portion of this Warrant by the Holder and (y) exercise or conversion of the unexercised, non-converted or non-cancelled portion of any other securities of the Company that do not have voting power (including without limitation any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including without limitation any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock), is subject to a limitation on conversion or exercise analogous to the limitation contained herein and is beneficially owned by the Holder or any of its Affiliates and other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act.

9

(b)               This Section 11 shall not restrict the number of shares of Common Stock which a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a Fundamental Transaction as contemplated in Section 9(c) of this Warrant.

12.            No Fractional Shares. No fractional Warrant Shares will be issued in connection with any exercise of this Warrant. In lieu of any fractional shares that would otherwise be issuable, the number of Warrant Shares to be issued shall be rounded down to the next whole number and the Company shall pay the Holder in cash the fair market value (based on the Closing Sale Price) for any such fractional shares.

13.            Notices. Any and all notices or other communications or deliveries hereunder (including, without limitation, any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the time of transmission, if such notice or communication is delivered via facsimile or e-mail at the facsimile number or e-mail address specified in the books and records of the Transfer Agent prior to 5:30 P.M., New York City time, on a Trading Day so long as the sender of an e-mail has not received an automated notice of delivery failure from the proposed recipient’s computer server, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or e-mail at the facsimile number or e-mail address specified in the books and records of the Transfer Agent on a day that is not a Trading Day or later than 5:30 P.M., New York City time, on any Trading Day so long as the sender of an e-mail has not received an automated notice of delivery failure from the proposed recipient’s computer server, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service specifying next business day delivery, or (iv) upon actual receipt by the Person to whom such notice is required to be given, if by hand delivery. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any subsidiaries, the Company, subject to the provisions of Section 9(g) if and to the extent applicable, shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K.

14.            Warrant Agent. The Company shall initially serve as warrant agent under this Warrant. Upon thirty (30) days’ notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register. Notwithstanding anything to the contrary contained herein or in any warrant agency agreement that the Company may enter into in the future, the Holder shall be entitled to elect to receive, or continue to hold, this Warrant in certificated form, in which case the terms set forth in any such warrant agency agreement shall not apply to this Warrant.

10

15.           Miscellaneous.

(a)            No Rights as a Stockholder. The Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, amalgamation, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

(b)            Authorized Shares.

(i)                 Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate or articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Warrant Shares upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

(ii)              Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

(c)            Successors and Assigns. Subject to the restrictions on transfer set forth in this Warrant and compliance with applicable securities laws, this Warrant may be assigned by the Holder. This Warrant may not be assigned by the Company without the written consent of the Holder, except to a successor in the event of a Fundamental Transaction. This Warrant shall be binding on and inure to the benefit of the Company and the Holder and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant may be amended only in writing signed by the Company and the Holder, or their successors and assigns.

11

(d)               Amendment and Waiver. Except as otherwise provided herein, the provisions of the Warrant and the New Warrants, if any, may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of those registered holders of the Warrant and/or the New Warrants, if any, representing no less than a majority of the Warrant Shares obtainable upon exercise of the Warrant and the New Warrants then outstanding.

(e)               Acceptance. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

(f)                Governing Law; Jurisdiction. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PERSON AT THE ADDRESS IN EFFECT FOR NOTICES TO IT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. EACH OF THE COMPANY AND THE HOLDER HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY.

(g)               Headings. The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(h)               Severability. In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby, and the Company and the Holder will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

12

(i)                 Interpretation. For purposes of this Warrant, (a) the words “include,” “includes” and “including” are deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof, “hereby,” “hereto” and “hereunder” refer to this Warrant as a whole. Unless the context otherwise requires, references herein: (x) to sections and schedules mean the sections of, and schedules attached to, this Warrant; (y) to an agreement, instrument, or other document means such agreement, instrument, or other document (as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof/without regard to subsequent amendments, supplements, and modifications thereto); and (z) to a statute means such statute (as amended from time to time and includes/enforced at the time and date of this Warrant becoming effective) and does not include any successor legislation thereto and any regulations promulgated thereunder. This Warrant shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The schedules referred to herein shall be construed with, and as an integral part of, this Warrant to the same extent as if they were set forth verbatim herein. All references to “$” or “dollars” mean the lawful currency of the United States of America. Whenever the singular is used in this Warrant, the same shall include the plural, and whenever the plural is used herein, the same shall include the singular, where appropriate.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

13

IN WITNESS WHEREOF, the undersigned has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

COMPANY:

LEAP THERAPEUTICS, INC.

By:
Name:	Douglas E. Onsi
Title:	Chief Executive Officer

SCHEDULE 1

FORM OF EXERCISE NOTICE

[To be executed by the Holder to purchase shares of Common Stock under the Warrant]

Ladies and Gentlemen:

(1)           The undersigned is the Holder of Warrant No. __ (the “Warrant”) issued by Leap Therapeutics, Inc., a Delaware corporation (the “Company”). Capitalized terms used herein and not otherwise defined herein have the respective meanings set forth in the Warrant.

(2)           The undersigned hereby exercises its right to purchase Warrant Shares pursuant to the Warrant.

(3)           The Holder intends that payment of the Exercise Price shall be made as (check one):

☐	Cash Exercise

☐	“Cashless Exercise” under Section 10 of the Warrant

(4)           If the Holder has elected a Cash Exercise, the Holder shall pay the sum of $ _______ in immediately available funds to the Company in accordance with the terms of the Warrant.

(5)           Pursuant to this Exercise Notice, the Company shall deliver to the Holder Warrant Shares determined in accordance with the terms of the Warrant.

(6)           By its delivery of this Exercise Notice, the undersigned represents and warrants to the Company that in giving effect to the exercise evidenced hereby the Holder will not beneficially own in excess of the number of shares of Common Stock (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended) permitted to be owned under Section 11(a) of the Warrant to which this notice relates.

Dated:

Name of Holder:

Name:
Title:
(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

EXHIBIT B

Form of Lock-Up Agreement

Exhibit B-1

Form of Lock-Up Agreement

June ____, 2020

Piper Sandler & Co.

As representative of the underwriters named

in Schedule I to the Underwriting Agreement

referred to below

c/o	Piper Sandler & Co.
800 Nicollet Mall, Suite 800
Minneapolis, MN 55402

Dear Sirs:

As an inducement to the underwriters (the “Underwriters”) to execute an underwriting agreement (the “Underwriting Agreement”) providing for a public offering (the “Offering”) of common stock (the “Common Stock”) and/or pre-funded warrants exercisable therefor (the “Offered Securities”), of Leap Therapeutics, Inc. (the “Company”), the undersigned hereby agrees that without, in each case, the prior written consent of Piper Sandler & Co., during the period specified in the second succeeding paragraph (the “Lock-Up Period”), the undersigned will not: (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into, exercisable or exchangeable for or that represent the right to receive Common Stock (including without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”) and securities which may be issued upon exercise of a stock option or warrant) whether now owned or hereafter acquired (the “Undersigned’s Securities”); (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Undersigned’s Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; (3) make any demand for or exercise any right with respect to, the registration of any Common Stock or any security convertible into or exercisable or exchangeable for Common Stock; or (4) publicly disclose the intention to do any of the foregoing.

The undersigned agrees that the foregoing restrictions preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Securities even if such Securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Securities or with respect to any security that includes, relates to, or derives any significant part of its value from the Undersigned’s Securities.

Exhibit B-1

The Lock-Up Period will commence on the date of this Agreement and continue and include the date ninety (90) days after the date of the final prospectus used to sell the Offered Securities in the Offering pursuant to the Underwriting Agreement.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Securities (i) as a bona fide gift or gifts, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, (iii) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity (1) transfers to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned or (2) distributions of shares of Common Stock or any security convertible into or exercisable for Common Stock to limited partners, limited liability company members or stockholders of the undersigned, (iv) if the undersigned is a trust, transfers to the beneficiary of such trust, (v) transfers by testate succession or intestate succession, (vi) to any corporation, partnership, limited liability company or other entity all of the beneficial ownership interests of which are held by the undersigned or an immediate family member of the undersigned or (vii) pursuant to the Underwriting Agreement; provided, in the case of clauses (i)-(vi), that (x) such transfer shall not involve a disposition for value, (y) the transferee agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement, and (z) no filing by any party under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be made voluntarily prior to the expiration of the Lock-Up Period (as such may have been extended pursuant to the provisions hereof) in connection with such transfer. For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, nor more remote than first cousin.

In addition, the foregoing restrictions shall not apply to (i) the exercise of stock options granted pursuant to the Company’s equity incentive plans; provided that it shall apply to any of the Undersigned’s Securities issued upon such exercise, (ii) the settlement of restricted stock units granted pursuant to the Company’s equity incentive plans, (iii) the exercise of any warrant or right to acquire shares of capital stock of the Company or the exercise of any other security exercisable for shares of capital stock of the Company, (iv) the sale of any shares of Common Stock by or on behalf of the undersigned pursuant to a contract, instruction or plan in existence on the date hereof that was established pursuant to Rule 10b5-1 of the Exchange Act or (v) the establishment of any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act; provided that no sales of the Undersigned’s Securities shall be made pursuant to such a Plan prior to the expiration of the Lock-Up Period (as such may have been extended pursuant to the provisions hereof), and such a Plan may only be established if no public announcement of the establishment or existence thereof and no filing with the SEC or other regulatory authority in respect thereof or transactions thereunder or contemplated thereby, by the undersigned, the Company or any other person, shall be required, and no such announcement or filing is made voluntarily, by the undersigned, the Company or any other person, prior to the expiration of the Lock-Up Period (as such may have been extended pursuant to the provisions hereof).

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Securities or Common Stock held by the undersigned’s immediate family, if any, except in compliance with the foregoing restrictions. In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby further authorized to decline to make any transfer of shares of Common Stock if such transfer would constitute a violation or breach of this Agreement.

The undersigned hereby represents and warrants that it: (i) has full power and authority to enter into this Agreement and that upon request, the undersigned will execute any additional documents necessary to ensure the validity or enforcement of this Agreement, and (ii) now has, and except as contemplated by this Agreement, for the duration of this Agreement will have, good and marketable title to the Undersigned’s Securities, free and clear of all liens, encumbrances, and claims whatsoever. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that the undersigned shall be released from all obligations under this Agreement if (i) the Company notifies the Underwriters that it does not intend to proceed with the Offering, (ii) the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, or (iii) the Offering is not completed by July 31, 2020.

The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Offering in reliance upon this Agreement.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature Page Follows]

Very truly yours,

Printed Name of Holder

By:
Signature

Printed Name of Person Signing

(and indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)

[Signature Page to Lock-up Agreement]